Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

Access National Corporation

We hereby consent to the incorporation by reference in the Registration Statement of our report dated March 10, 2005, relating to the consolidated financial statements, and appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Richmond, Virginia

January 30, 2006